As filed with the Securities and Exchange Commission on December 11, 2025

Registration No. 333-291699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

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Beyond Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	47-3812456
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_________________________________

900 Stewart Avenue, Suite 301

Garden City, New York 11530

(650) 644-4160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

Steven Lisi

Chief Executive Officer

Beyond Air, Inc.

900 Stewart Avenue, Suite 301

Garden City, New York 11530

(650) 665-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS - Subject to Completion

Dated December 11, 2025

1,600,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, of up to 1,600,000 shares of common stock, par value $0.0001 per share, of Beyond Air, Inc., a Delaware corporation (“Beyond Air,” “we,” “us,” “our,” or the “Company”), held by Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”).

The shares of common stock being offered by the Selling Stockholder consist of up to 1,600,000 shares of common stock (the “Put Shares”) that we may issue and sell to Streeterville from time to time after the date of this prospectus, upon the terms and subject to the conditions of, an Equity Purchase Agreement, dated as of November 4, 2025 (the “Purchase Agreement”), that we entered into with Streeterville.

The price that Streeterville will pay for the shares to be resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our common stock. See “The Streeterville Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information.

In addition to the purchase right described above, for so long as there is a balance outstanding under that certain Secured Promissory Note in the original principal amount of $12,050,000 issued by Company in favor of Streeterville on November 4, 2025 (the “Note”) and following the occurrence of an Offset Event (as defined in the Purchase Agreement), Streeterville may deliver to Company an Investor Notice (as defined in the Purchase Agreement). Streeterville may select the amount of the Put (as defined in the Purchase Agreement), provided that the amount of the Put shall not exceed the balance owed under the Note and is also subject to certain other limitations as set forth in the Purchase Agreement. Shares sold to Streeterville pursuant to an Investor Notice will be paid for by offsetting the amount of the purchase price to be paid by Streeterville against an amount outstanding under the Note.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares by the Selling Stockholder. We may receive gross proceeds of up to $20,000,000 from the sale of our common stock to Streeterville under the Purchase Agreement. Such sales may take place from time to time, in our discretion, after the date of the registration statement of which this prospectus is a part is declared effective and after satisfaction of other conditions in the Purchase Agreement.

Streeterville may sell the common stock described in this prospectus in a number of different ways and at varying prices. Streeterville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution” on page 12 for more information about how Streeterville may sell the shares of common stock being registered pursuant to this prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “XAIR.” On December 10, 2025, the last reported sale price of our common stock on Nasdaq was $1.11 per share.

Except for the financial statements from the Annual Report on Form 10-K for the year ended March 31, 2025, which are incorporated by reference herein, all historical share and per share information in this prospectus gives retroactive effect to a 1-for-20 reverse split of our common stock that became effective on July 14, 2025.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Emerging Growth Company” and “Prospectus Summary—Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for the risks and uncertainties you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is                      , 2025

Neither we nor the Selling Stockholder has authorized anyone to provide any information to you other than the information contained in this prospectus and the documents incorporated by reference herein. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give to you. This prospectus is an offer to sell only the shares of common stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of any sale of shares of common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business plan and strategy, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the heading “Risk Factors” and elsewhere in this prospectus, as well as the following:

●	our ability to successfully commercialize our LungFit® PH system in the U.S.;
●	our expectation to incur losses for the next year;
●	our ability to predict accurately the demand for our products, and products under development and to develop strategies to address markets successfully;
●	the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated;
●	the anticipated development of markets we sell our products into and the success of our products in these markets;
●	our future capital needs and our need to raise additional funds;
●	our ability to build a pipeline of product candidates and develop and commercialize our approved products;
●	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary certifications or regulatory approvals;
●	our ability to maintain our existing or future collaborations or licenses;
●	our ability to protect and enforce our intellectual property rights;
●	Federal, state, and foreign regulatory requirements, including the U.S Food and Drug Administration (“FDA”) regulation of our approved product and product candidates;
●	our ability to obtain and retain key executives and attract and retain qualified personnel; and
●	our ability to successfully manage our growth, including as a commercial-stage company.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference contain estimates, projections, market research and other information concerning our industry, our business, markets for LungFit® PH and our product candidates and the size of those markets, the prevalence of certain medical conditions, LungFit® PH market access, prescription data and other physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

Certain information included in this prospectus and the documents incorporated by reference herein concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from our management’s knowledge of the industry and other information currently available to us.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide (“NO”) generators and delivery systems (the “LungFit® platform”) capable of generating NO from ambient air. The Company’s first device, LungFit® PH received premarket approval (“PMA”) from the FDA in June 2022. The NO generated by the LungFit® PH system is indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilatory support and other appropriate agents. This condition is commonly referred to as persistent pulmonary hypertension of the newborn (“PPHN”). The LungFit® platform can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. In July 2022, we commenced marketing LungFit® PH in the United States for PPHN as a medical device.

On November 26, 2024, the Company received European CE mark approval of the LungFit PH® system for the following:

●	The treatment of infants >34 weeks gestation with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation; and
●	The treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function

LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery of NO at concentrations > 100 parts per million (ppm) through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. The Company’s other areas of focus with the LungFit® platform beyond PPHN are nontuberculous mycobacteria (“NTM”) lung infection and those with various severe lung infections with underlying chronic obstructive pulmonary disease (“COPD”). Our current product candidates will be subject to premarket reviews and approvals by the FDA, certification through the conduct of a conformity assessment by a notified body in the EU for the product to be CE marked, as well as comparable foreign regulatory authorities.

With Beyond Air’s focus on NO and its effect on the human condition, there are two additional programs that do not utilize our LungFit® system. Through our majority-owned affiliate Beyond Cancer, Ltd. (“Beyond Cancer”), NO is used to target solid tumors. The LungFit® platform is not utilized for the solid tumor indication due to the need for ultra-high concentrations of gaseous nitric oxide (“UNO”). A proprietary delivery system has been developed that is designed to safely deliver UNO in excess of 10,000 ppm directly to a solid tumor. This program is currently in phase 1 human clinical trial.

On November 4, 2021, Beyond Air reorganized its oncology business into a new private company called Beyond Cancer. Beyond Air’s preclinical oncology team and the exclusive right to the intellectual property portfolio utilizing UNO for the treatment of solid tumors now reside with Beyond Cancer. Beyond Air has 80% ownership in Beyond Cancer.

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The second program, which does not utilize the LungFit® platform, partially inhibits neuronal nitric oxide synthase (“nNOS”) in the brain to treat neurological conditions. The first target indication is autism spectrum disorder (“ASD”). On June 15, 2023, the Company announced that it has entered into an agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, LTD. (the “University”) to acquire the commercial rights for nNOS inhibitors being developed for the treatment of ASD and other neurological conditions. Currently, there are no FDA-approved therapies specifically for the treatment of ASD. Under the terms of the agreement, Beyond Air shall pay to the University compensation for pre-clinical work over the three-year period from the date of the agreement. Also, the Company will pay to the University a low single-digit royalty on net sales and certain one-time payments based on clinical, regulatory and sales milestones. The Company expects this program to progress from preclinical to a phase 1 first-in-human clinical trial by the end of 2026.

On March 24, 2025, Beyond Air reorganized its neurology business into a new private company called NeuroNOS Limited (“NeuroNOS”). Beyond Air’s infrastructure, for example regulatory, quality, legal, etc, will continue to support the NeruoNOS team. Beyond Air has 88.2% ownership in NeuroNOS.

LungFit® PH is the first FDA-approved and CE Mark system using our patented plasma pulse technology to generate on-demand NO from ambient air and, regardless of dose or flow, deliver it to a ventilator circuit. The device uses a medical air compressor to drive room air through a plasma chamber in the center of the unit where pulses of electrical discharge are created between two electrodes. The system uses the power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, which then combine as NO with low levels of nitrogen dioxide (“NO2”) created as a byproduct. The products are then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit. With respect to PPHN, the novel LungFit® PH is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients.

We believe the ability of LungFit® PH to generate NO from ambient air provides us with many competitive advantages over the current standard of NO delivery systems in the U.S., the EU, Japan and other markets. For example, LungFit® PH does not require the use of a high-pressure cylinder, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

Our novel LungFit® platform can also deliver a high concentration (>150 ppm) of NO directly to the lungs, which we believe has the potential to eliminate microbial infections including bacteria, fungi and viruses, among others. We believe that current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered (<100 ppm). Given that NO is produced naturally by the body as an innate immunity mechanism, at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our preclinical studies and clinical trials, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor comparable foreign regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for >80 ppm NO.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc. Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

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THE OFFERING

Issuer	Beyond Air, Inc.

Shares of Common Stock Offered by the Selling Stockholder	Up to 1,600,000 shares of common stock that we may issue and sell to Streeterville from time to time under the Purchase Agreement

Selling Stockholder	Streeterville Capital, LLC. See “Selling Stockholder” below.
Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by Streeterville pursuant to this prospectus. We may receive up to $20.0 million aggregate gross proceeds under the Purchase Agreement from any sales of shares of our common stock we make to Streeterville pursuant to the Purchase Agreement after the commencement, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Streeterville under the Purchase Agreement. Any proceeds that we receive from sales of shares of our common stock to Streeterville under the Purchase Agreement will be used for general corporate purposes, including working capital, commercial operations, repayment of the promissory note, pre-clinical and clinical activities, and other strategic initiatives. See “Use of Proceeds.”

Offering Price	The Selling Stockholder will offer the shares of common stock covered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk Factors	You should read the “Risk Factors” incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	“XAIR”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks and uncertainties as well as the risks and uncertainties described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended March 31, 2025 and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

A sale of a substantial number of shares of common stock by the Selling Stockholder could cause the price of our common stock to decline.

The shares of common stock covered by this prospectus represent a large number of shares of our common stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of common stock may be sold by the Selling Stockholder in the public market without restriction. If the Selling Stockholder sells, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of common stock in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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THE STREETERVILLE TRANSACTION

On November 4, 2025, we entered into the Purchase Agreement with Streeterville for the purchase of up to $20 million of the Company’s shares of common stock. In connection with the Purchase Agreement, we and Streeterville entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) covering the resale of the shares by November 24, 2025. Also on November 4, 2025, we entered into and closed the Note.

Pursuant to the Purchase Agreement, upon effectiveness of the Registration Statement and so long as there is no balance outstanding on the Note, the Company shall have the right, but not the obligation, to direct Streeterville, by its delivery to Streeterville of a put notice from time to time during a period of up to two years (the “Commitment Period”), to purchase shares of common stock (i) in a minimum amount not less than $25,000, and (ii) in a maximum amount up to the median daily trading volume of the common stock during the five trading days immediately preceding delivery of the put notice, or such other greater amount mutually agreed upon by the parties; provided, however, that the number of put shares shall not exceed the beneficial ownership limitation, which shall be 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to a put notice (the “Beneficial Ownership Limitation”). The purchase price for each put shall be 96% of the lowest daily volume weighted average price of the common stock during the four consecutive trading day period commencing on the trading day immediately following the Clearing Date (as defined in the Purchase Agreement). On any trading day during which the Registration Statement remains effective and the Note remains outstanding and (i) any trading price of the common stock is at least 5% greater than the current Nasdaq minimum price as defined under Nasdaq Rule 5635(d) (the “Nasdaq Minimum Price”) or (ii) the total dollar trading volume has reached $750,000, Streeterville may elect to purchase shares of common stock up to the Beneficial Ownership Limitation at a purchase price equal to 85% of the Nasdaq Minimum Price, subject to a floor of $0.39 per share. The aggregate purchase price for these shares shall be offset by an equal amount outstanding under the Note. In no event shall the Company effect any issuances under the Purchase Agreement in violation of Nasdaq’s 19.99% limitation unless the Company’s stockholders have approved the issuance of common shares in excess of the 19.99% limitation in accordance Nasdaq Rule 5635(d) or the applicable Purchase Price equals or exceeds the Nasdaq Minimum Price on the effective date of the Purchase Agreement.

As of December 8, 2025, there were 8,009,488 shares of our common stock outstanding. Although the Purchase Agreement provides that we may sell up to an aggregate of $20 million worth of our common stock to Streeterville, only 1,600,000 shares of our common stock are being registered for resale under this prospectus. Depending on the market prices of our common stock at the times we elect to issue and sell shares of our common stock to Streeterville under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $20 million total commitment available to us under the Purchase Agreement. If we elect to issue and sell to Streeterville under the Purchase Agreement more than the 1,600,000 shares of our common stock being registered for resale by Streeterville under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for resale by Streeterville is dependent upon the number of shares of our common stock we ultimately decide to sell to Streeterville under the Purchase Agreement.

Issuances of our common stock to Streeterville under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Streeterville under the Purchase Agreement.

Sales of our common stock to Streeterville, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Streeterville all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares of our common stock to Streeterville, Streeterville may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to Streeterville by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale by Streeterville of a significant number of shares of our common stock sold to it pursuant to the Purchase Agreement could cause the market price of our common stock to decline and to be highly volatile. In addition, if we sell a substantial number of shares of our common stock to Streeterville under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our common stock or the mere existence of our arrangement with Streeterville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our common stock to Streeterville (subject to satisfaction of all conditions set forth in the Purchase Agreement), and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Streeterville. We will receive no proceeds from the sale of shares of common stock by Streeterville pursuant to this prospectus. We may receive up to $20 million in gross proceeds under the Purchase Agreement from any sales we make to Streeterville pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to Streeterville pursuant to the Purchase Agreement would be up to approximately $18 million over the Commitment Period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Streeterville under the Purchase Agreement, and after other estimated fees and expenses. If we sell 1,600,000 shares of common stock at $1.11 per share, the closing price of our common stock on Nasdaq on December 10, 2025, we expect that net proceeds would be approximately $2 million. See “Plan of Distribution” elsewhere in this prospectus for more information. Notwithstanding the foregoing, we will not receive any proceeds from shares sold to Streeterville pursuant to an Investor Notice, as such shares will be paid for by offsetting the amount of the purchase price to be paid by Streeterville against an amount outstanding under the Note.

We currently expect to use the net proceeds, if any, from any sale of common stock to Streeterville pursuant to the Purchase Agreement for general corporate purposes, including working capital, commercial operations, repayment of the promissory note, pre-clinical and clinical activities, and other strategic initiatives. We are unable to predict the timing or amount of potential issuances of any of the shares issuable pursuant to the Purchase Agreement. As a result, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such additional shares, if any. Our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not currently contemplated.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder, Streeterville, of shares of our common stock that may be issued to Streeterville pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Streeterville on November 4, 2025, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Streeterville of the shares of our common stock that may be issued to Streeterville under the Purchase Agreement.

Streeterville, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus up to 1,600,000 shares of our common stock that may issue to Streeterville. The Selling Stockholder may sell some, all or none of the shares of common stock. We do not know how long the Selling Stockholder will hold the shares of our common stock before selling them, and we currently have no agreements, or understandings with the Selling Stockholder regarding the sale of any of the shares of common stock. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholder as of December 8, 2025. We have based percentage of beneficial ownership for the following table on 8,009,488 shares of our common stock outstanding as of December 8, 2025. The information in the table below with respect to the Selling Stockholder has been obtained from the Selling Stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the Selling Stockholder has sole voting and investment power with respect to its shares of common stock.

Name of Selling	Shares of Common Stock Beneficially Owned Prior to this Offering (2)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this		Shares of Common Stock Beneficially Owned After this Offering (4)
Stockholder	Number	Percent	Prospectus	(3)	Number	Percent
Streeterville Capital, LLC (1)	0	0%	1,600,000		0	0%

* Less than 1%

(1)	John M. Fife, President of Streeterville Capital, LLC, has voting and investment control of the shares of common stock held by Streeterville and is the beneficial owner of such shares of common stock. The business address of Streeterville is 297 Auto Mall Drive Suite #4, St. George, Utah 84770.

(2)	In accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended, we have excluded from the number of shares beneficially owned prior to the offering all of the shares of our common stock that the Selling Stockholder may elect to purchase or may be required to purchase under the Purchase Agreement, because the issuance of such shares is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the Beneficial Ownership Limitation and, unless we obtain shareholder approval to do so, in excess of Nasdaq’s 19.99% limitation.

(3)	The number of shares being registered for resale by the Selling Stockholder includes up to 1,600,000 shares of our common stock that may be issued under the Purchase Agreement. The actual number of shares issuable under the Purchase Agreement may be fewer than the number of shares being registered depending on the purchase price per share determined under the Purchase Agreement at the time of each purchase. Accordingly, the actual number of shares offered under this prospectus may be less than this amount.

(4)	Assumes the sale by Streeterville of all shares of our common stock registered for resale pursuant to the Registration Statement that includes this prospectus, although the Selling Stockholder is under no obligation known to us to sell any shares of common stock at any particular time.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information”below for directions on obtaining these documents.

Our certificate of incorporation authorizes us to issue up to 510,000,000 shares, 500,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of December 8, 2025, there were 8,009,488 shares of common stock outstanding, held by 98 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by our certificate of incorporation or by our bylaws.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences

The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The common stock is not subject to future calls or assessments by us. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of shares of any series of our preferred stock that we may classify and issue in the future.

Registration Rights

We are parties to the Registration Rights Agreement, another registration rights agreement dated September 26, 2024 and an Inducement Letter dated September 9, 2025, which provide for obligations to register shares of our common stock.

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Outstanding Stock Options

As of December 8, 2025, we had outstanding options to purchase 726,618 shares of our common stock at a weighted-average exercise price of $1.95 per share, of which 716,618 were underlying options granted pursuant to the 2013 Plan. The remaining options were options to purchase 10,000 shares of our common stock at a weighted-average exercise price of $1.95 per share issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). As of December 8, 2025, there were 10,516 shares of our common stock reserved for future issuance under our 2013 Plan.

Outstanding Restricted Stock Units

As of December 8, 2025, we had 18,265 shares of our common stock underlying outstanding restricted stock units, none of which was underlying outstanding restricted stock units which were issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

2021 Employee Stock Purchase Plan

As of December 8, 2025, there were 37,500 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of December 8, 2025, we had outstanding warrants to purchase up to an aggregate of 3,654,585 shares of our common stock at a weighted-average exercise price of $8.137 per share.

Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;
●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;
●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;
●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and
●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

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Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

When the conditions set forth in the exceptions listed above are satisfied, Rule 144 is available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or
●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol “XAIR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation.

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PLAN OF DISTRIBUTION

The Selling Stockholder will pay all incremental selling expenses relating to the sale of their shares of common stock, including underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. We estimate that the total expenses for the offering will be approximately $95,000.

The Selling Stockholder will be deemed to be an “underwriter” within the meaning of the Securities Act in connection with any sales made pursuant to this prospectus.

The shares of common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell its shares of common stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the applicable exchange;
●	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	settlement of short sales;
●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equity holders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equity holders are not affiliates of ours, such members, partners, stockholders or other equity holders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Under the Purchase Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholder may be required to make with respect thereto. In addition, we and the Selling Stockholder have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the year ended March 31, 2025 and incorporated by reference in this registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended March 31, 2024 and incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our common stock, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 20, 2025;
●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, filed with the SEC on August 12, 2025 and November 10, 2025, respectively;
●	our Current Reports on Form 8-K, filed with the SEC on June 18, 2025, June 25, 2025, July 10, 2025, September 9, 2025, November 5, 2025, November 28, 2025 and December 11, 2025; and
●	the description of our common stock contained in our Registration Statement on Form 8-A filed on May 3, 2019, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or any accompanying prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Adam T. Newman, c/o Beyond Air, Inc., at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. Our telephone number is (516) 665-8200. Information about us is also available at our website at http://www.beyondair.net. The information in our website is not a part of this prospectus and is not incorporated by reference.

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1,600,000 Shares

Common Stock

_________________________

Prospectus

_________________________

                 , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except for any discounts, concessions, commissions, fees of underwriters, selling brokers or dealer managers, and expenses incurred for brokerage, accounting, tax or legal services and any other similar expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$302.72
Legal fees and expenses	50,000
Accounting fees and expenses	40,000
Miscellaneous expenses	4,697.28
Total	$95,000

Item 14.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we are authorized to provide indemnification of (and advancement of expenses to) our directors, officers and agents (and any other persons to which applicable law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Our bylaws provide that (i) we shall indemnify our directors and executive officers (as defined under the Exchange Act); provided, however, that we may modify the extent of such indemnification by individual contracts with its directors and executive officers and (ii) we shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 15.	Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities we have issued in the prior 3 years.

Recent Sales of Unregistered Securities

See “Streeterville Transaction” on page 5 of the prospectus included in this registration statement.

On November 4, 2025, as consideration for obtaining a waiver for the Note, we issued five-year warrants to a director to purchase up to 512,821 shares of our common stock at an exercise price of $1.95 per share.

On September 8, 2025, we entered into an inducement offer letter agreement (“Inducement Letter”) with certain holders of our September 2024 equity offering common stock warrants (“Existing Warrants”). Pursuant to the Inducement Letter, such holders immediately exercised some or all of their respective outstanding Existing Warrants to purchase up to an aggregate of 1,439,128 shares of common stock at a reduced exercise price of $2.21. The proceeds to the Company from the exercise of the Existing Warrants were approximately $2.9 million, net of placement agent fees and other offering expenses of $0.2 million and $0.1 million, respectively. In consideration of the inducement offer, the Company issued new common stock warrants to purchase up to 719,562 shares of common stock for a purchase price of $0.125 per share of common stock underlying the new warrant. The new warrants have an exercise price of $2.21 per share and are immediately exercisable, with a term of five years from the issuance date.

On November 1, 2024, in connection with a secured loan to related parties including our Chief Executive Officer and a director, we issued five-year warrants to purchase up to 757,975 shares of common stock at an exercise price of $7.586 per share. On November 4, 2025, we entered into a Waiver Agreement (the “Waiver”), pursuant to which the lenders consented to the Company’s issuance of the Note in exchange for reducing the exercise price of their existing warrants to $1.95 per share.

On September 30, 2024 we issued aggregate of (i) 1,250,000 shares of common stock at a purchase price of $10.086 per share, (ii) pre-funded warrants to purchase up to 792,445 shares of common stock at a purchase price of $10.084 per pre-funded warrant and (iii) warrants to purchase up to 2,042,442 shares of common stock, for aggregate gross proceeds of $20,600,000. The pre-funded warrants have an exercise price of $0.002 per share, and the common warrants have an exercise price of $7.586 per share.

These above securities were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

1.1	At-The-Market Equity Offering Sales Agreement, dated as of February 14, 2025, filed as Exhibit 1.1 to our Current Report on Form 8-K, filed with the SEC on February 14, 2025 and incorporated herein by reference.

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 29, 2016, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.3	Merger Completion Certificate, dated as of December 29, 2016, by and among Red Maple Ltd. And Advance Inhalation (AIT) Ltd., filed as Exhibit 2.3 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc., dated as of January 9, 2017, filed as Exhibit 3.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. filed as Exhibit 3.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of June 25, 2019, filed as Exhibit 3.3 to our Annual Report on Form 10-K filed with the SEC on June 28, 2019 and incorporated herein by reference.

3.4	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated November 22, 2024, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on November 26, 2024 and incorporated herein by reference.

3.5	Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated July 9, 2025, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on July 10, 2025 and incorporated herein by reference

4.1	Form of Common Stock Certificate, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2017 and incorporated herein by reference.

4.2	Description of the Company’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended, filed as Exhibit 4.7 to our Annual Report on Form 10-K, as filed with the SEC on June 23, 2020 and incorporated herein by reference.

4.6	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 15, 2023, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on June 20, 2023, and incorporated herein by reference.

4.7	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 15, 2023, filed as Exhibit 4.2 to our Current Report on Form 8-K, as filed with the SEC on June 20, 2023, and incorporated herein by reference.

4.8	Form of Common Stock Purchase Warrant, by and between Beyond Air, Inc. and the Holders party thereto, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on March 22, 2024 and incorporated herein by reference.

4.9	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 21, 2024, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024

4.10	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 21, 2024, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

4.11	Form of Pre-funded Warrant, by and between Beyond Air, Inc. and the purchasers, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference

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4.12	Form of Common Warrant, by and between Beyond Air, Inc. and the purchasers, filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference.

4.13	Form of Common Stock Purchase Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2024, and incorporated herein by reference.

4.14	Form of New Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on September 9, 2025, and incorporated herein by reference.

4.15	Form of Supplemental Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

4.16	Secured Promissory Note filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

5.1****	Legal Opinion of Sichenzia Ross Ference Carmel LLP filed as Exhibit 5.1 to our Registration Statement on Form S-1, filed with the SEC on November 21, 2025 and incorporated herein by reference.

10.1	Amended and Restated Agreement for the Transfer and Assumption of Obligations Under the Securities Purchase and Registration Rights Agreements, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 10.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.3	License Agreement, dated as of November 1, 2011, by and between Advanced Inhalation Therapies Ltd. and The UBC, filed as Exhibit 10.10 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.4	Non-Exclusive Patent License Agreement, dated as of October 22, 2013, by and between Advanced Inhalation Therapies Ltd. And SensorMedics Corporation, filed as Exhibit 10.9 to our Current Report on Form 8-K. as filed with the SEC on January 20, 2017 Registration Statement on Form S-1(File No. 333-216287), and incorporated herein by reference.

10.5	Option Agreement, dated as of August 31, 2015, by and between Advanced Inhalation Therapies Ltd. And Pulmonox Technologies Corporation, filed as Exhibit 10.13 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.6	Tenth Amendment to Option Agreement, dated as of December 31, 2016, by and between Advanced Inhalation Therapies Ltd. And Pulmonox Technologies Corporation, filed as Exhibit 10.14 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.7+	Executive Employment Agreement, dated as of June 30, 2018, by and between AIT Therapeutics Inc. and Steven Lisi, filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, as filed with the SEC on August 10, 2021 and incorporated herein by reference.

10.15*	License, Development and Commercialization Agreement, dated January 23, 2019, by and between AIT Therapeutics, Inc. and Circassia Limited, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q on February 14, 2019 and incorporated herein by reference.

10.16	Settlement Agreement and Release, dated May 26, 2021, by and between Beyond Air, Inc. and Circassia Limited, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, as filed with the SEC on August 10, 2021 and incorporated herein by reference.

10.23*	Supply Agreement, dated as of August 6, 2020, by and between Beyond Air, Inc. and Spartronics Watertown, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 12, 2020 and incorporated herein by reference.

10.24*	Manufacture and Supply Agreement, dated as of July 30, 2020, by and between Beyond Air, Inc. and Medisize Ireland Limited, filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 18, 2020 and incorporated herein by reference.

10.26+	Beyond Air, Inc. 2021 Employee Stock Purchase Plan, filed as Exhibit 10.2 to our Current Report on Form 8-K, as filed with the SEC on March 9, 2021 and incorporated herein by reference.

10.27+	Employment Agreement, dated as of April 24, 2020, by and between Beyond Air, Inc. and Michael Gaul, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on July 5, 2022 and incorporated herein by reference.

10.32	Form of Placement Agency Agreement, dated March 20, 2024, by and among Beyond Air, Inc. and Roth Capital Partners, LLC and Laidlaw & Company (UK) Ltd., filed as Exhibit 1.1 to our Current Report on Form 8-K, as filed with the SEC on March 22, 2024, and incorporated herein by reference.

10.33	Form of Securities Purchase Agreement dated March 20, 2024, by and among Beyond Air, Inc and the Purchasers, filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on March 22, 2024 and incorporated herein by reference.

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10.34	First Amendment to Loan Documents, by and among Beyond Air, Inc., Beyond Air Ltd., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 21, 2024, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

10.35	Form of Securities Purchase Agreement dated September 26, 2024, by and between Beyond Air, Inc. and the purchasers, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference.

10.36	Form of Registration Rights Agreement dated September 26, 2024, by and between Beyond Air, Inc. and the purchasers dated September 27, 2024, filed as Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference.

10.37	Engagement Letter dated August 16, 2024, by and among Beyond Air, Inc., BTIG, LLC, Laidlaw & Company (UK) LTD, Arcadia Securities, LLC, and Jones Trading Institutional Services LLC, filed as Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference.

10.38	Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan, filed as Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2025 Annual Meeting of Stockholders, filed with the SEC on October 31, 2024 and incorporated herein by reference.

10.39	Loan and Security Agreement, dated November 1, 2024, by and between Beyond Air, Inc. and BCR8V LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2024 and incorporated herein by reference.

10.40	Form of Inducement Letter filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 9, 2025, and incorporated herein by reference.

10.41	Equity Purchase Agreement, dated November 4, 2025, by and between Beyond Air, Inc. and Streeterville Capital, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.42	Registration Rights Agreement, dated November 4, 2025, by and between Beyond Air, Inc. and Streeterville Capital, LLC, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.43	Amended and Restated Loan and Security Agreement, dated November 3, 2025, filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.44	Waiver dated November 3, 2025, filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.45	Note Purchase Agreement, dated November 4, 2025, by and between Beyond Air, Inc. and Streeterville Capital, LLC, filed as Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.46	XAIR Holdings Guaranty, dated November 4, 2025, filed as Exhibit 10.6 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.47	Foreign Subsidiary Guaranty, dated November 4, 2025, by and between Beyond Air Australia Pty Ltd, Beyond Air Ireland Ltd, Beyond Air Ltd, and Streeterville Capital, LLC, filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.48	Security Agreement, dated November 4, 2025, by and between Beyond Air, Inc. and Streeterville Capital, LLC, filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.49	Intellectual Property Security Agreement, dated November 4, 2025, filed as Exhibit 10.9 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.50	BA Israel Security Agreement, dated November 4, 2025, by and between Beyond Air Ltd. and Streeterville Capital, LLC, filed as Exhibit 10.10 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

10.51	BA Israel IP Security Agreement, by and between Beyond Air Ltd. and Streeterville Capital, LLC, dated November 4, 2025, filed as Exhibit 10.11 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

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10.52	Pledge Agreement, dated November 4, 2025, by and between Beyond Air, Inc. and Streeterville Capital, LLC, filed as Exhibit 10.12 to our Current Report on Form 8-K filed with the SEC on November 5, 2025 and incorporated herein by reference.

21.1	List of subsidiaries of Beyond Air, Inc., filed as Exhibit 21.1 to our Annual Report on Form 10-K, filed with the SEC on June 20, 2025 and incorporated herein by reference.

23.1**	Consent of WithumSmith+Brown LLP

23.2**	Consent of Marcum LLP

23.3****	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of our Registration Statement on Form S-1, filed with the SEC on November 21, 2025 and incorporated herein by reference).

97+	Beyond Air, Inc. Incentive Compensation Recovery Policy, effective October 2, 2023, filed as Exhibit 97 to our Annual Report on Form 10-K, as filed with the SEC on June 24, 2024, and incorporated herein by reference

101.INS	Inline XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107****	Filing Fee, filed as Exhibit 107 to our Registration Statement on Form S-1, filed with the SEC on November 21, 2025 and incorporated herein by reference.

+ Management contract or compensation plan arrangement

* Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

** Filed herewith

*** Furnished herewith.

**** Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Garden City, New York, on December 11, 2025.

BEYOND AIR, INC.

By:	/s/ Steven Lisi
Steven Lisi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Lisi	Chairman and Chief Executive Officer	December 11, 2025
Steven Lisi	(Principal Executive Officer)

/s/ Denton Dewrell	Global Controller (Principal Financial	December 11, 2025
Denton Dewrell	Officer and Principal Accounting Officer)

/s/ *	Director	December 11, 2025
Erick Lucera

/s/ *	Director	December 11, 2025
Yoori Lee
/s/ *	Director	December 11, 2025
William Forbes

/s/ *	Director	December 11, 2025
Robert Carey

/s/ *	Director	December 11, 2025
Robert Goodman

*By:	/s/ Steven Lisi	December 11, 2025
Steven Lisi
Attorney-in-Fact

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